UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 31, 2013
(Date of earliest event reported)
CA, Inc.
(Exact name of registrant as specified in charter)
Delaware
 (State or other jurisdiction of incorporation)

1-9247 (Commission File Number)	13-2857434 (IRS Employer Identification No.)

One CA Plaza Islandia, New York (Address of principal executive offices)	11749 (Zip Code)
(800) 225-5224
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.
(a) The annual meeting of stockholders of CA, Inc. (the “Company”) was held on July 31, 2013.

(b) The final voting results on the proposals presented at the meeting are set forth below.

1.  Election of Directors:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Jens Alder	368,469,813	2,479,323	966,954	26,508,725
Raymond J. Bromark	370,089,056	890,959	936,075	26,508,725
Gary J. Fernandes	367,897,471	3,075,191	943,428	26,508,725
Michael P. Gregoire	370,463,260	573,474	879,356	26,508,725
Rohit Kapoor	370,262,481	717,569	936,040	26,508,725
Kay Koplovitz	367,691,346	3,271,355	953,389	26,508,725
Christopher B. Lofgren	369,234,739	1,744,860	936,491	26,508,725
Richard Sulpizio	368,590,159	2,388,134	937,797	26,508,725
Laura S. Unger	369,222,089	1,770,967	923,034	26,508,725
Arthur F. Weinbach	370,188,128	803,174	924,788	26,508,725
Renato (Ron) Zambonini	370,214,783	769,796	931,511	26,508,725

2.  Proposal 2 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 2	395,287,049	2,277,932	859,834	0

3.  Proposal 3 – Approval, by non-binding vote, of the compensation of the Company’s Named Executive Officers:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 3	360,482,393	10,494,536	939,161	26,508,725

4. Proposal 4 – Ratification of Stockholder Protection Rights Agreement:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 4	262,474,423	104,517,923	4,923,744	26,508,725

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.
Date: August 1, 2013	By:	/s/ C.H.R. DuPree
C.H.R. DuPree
Senior Vice President, Corporate Governance, and Corporate Secretary